Exhibit 99.1

Gulf Resources, Inc. Announced Bromine Factories #1 and #7 Commencing Commercial Production

SHOUGUANG, April 06, 2020 (GLOBE NEWSWIRE) -- Gulf Resources, Inc. (NASDAQ:GURE) ("Gulf Resources" or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China today announced that Factories #1 and #7 the Company commenced commercial production of bromine and crude salt on April 3, 2020.

These two factories started trial production in the middle of March 2020. Based on the results of the trial production, the Company tried its best to get these two factories started commercial production at the same time due to the strong demand from market. The Company anticipates that the production rate will ramp up over the next four to six weeks.

Trial production at Factories #4 and #9 of the Company is planned to commence in the middle of April 2020. At the present time, the Company expects these two factories to commerce commercial production by the beginning of May 2020.

Gulf Resources believes that there will be strong demand for its products, especially because of the pandemic of COVID-19. Bromine is an important component of disinfectants. According to the official website of the Los Alamos National Laboratory of U.S., bromine is used in making water purification compounds, medicines and sanitizers. In addition, the U.S. Centers for Disease Control and Prevention (CDC) has stated in its official website that “proper operation, maintenance, and disinfection (e.g. with chlorine and bromine) of pools and hot tubs should remove or inactivate the virus that causes COVID-19.”

With its strong historical records as one of the largest bromine producers in China, Gulf Resources expects to produce bromine to meet market demand in the current global public healthcare crisis.

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through three wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC"), Shouguang Yuxin Chemical Industry Co., Limited ("SYCI"), and Daying County Haoyuan Chemical Company Limited (“DCHC”). The company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil and gas field explorations and papermaking chemical agents, and materials for human and animal antibiotics. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit www.gulfresourcesinc.com.

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

CONTACT: Gulf Resources, Inc.

Web:	http://www.gulfresourcesinc.com
Director of Investor Relations
Helen Xu (Haiyan Xu)
beishengrong@vip.163.com